SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2006

DEFAULT PROOF CREDIT CARD SYSTEM, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-17114	59-2686523
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1545 Miller Road, Coral Gables, Florida, 33146-2309
(Address of Executive office) (Zip Code)

Registrant’s Telephone number and Area Code:   (305)666-1460

Item 5.02

Change in Directors or Principal Officers

(1)

On June 1, 2006 John H. Faro, Patent Attorney, was appointed Senior Vice President and Chief Operating Officer (“COO”) of the Company  by the Board of Directors of Default Proof Credit Card System, Inc. thus recognizing his exceptional organizational, analytical, communications and management skills. Mr. Faro has been associated with us in and out, since 1985 providing his expert advise, and orientation in legal and intellectual property law. As a qualified incentive, Mr. Faro received 50,000 restricted shares of the Company’s Common Stock $0.01 par value.

(2)

On June 1,  2006, Pedro P. Llaguno resigned as Secretary and Vice President and was appointed by the Board of Directors as of President of Default Proof Credit Card System, Inc. (the “Company”), Mr. Llaguno accepted the changes of positions and duties  approved by the Board Of Directors of the Company.

(3)

On June 1, 2006, Charles a Menendez, in addition to his position as Chief Financial Officer (CFO), was appointed by the Company Board of Directors as Secretary of the Company, additional appointment that was accepted by  Mr. Menendez.

(4)       On July 18, 2006, John H. Faro, Esq., was authorized by the Company Board of Directors to become a Member of Default Proof Credit Card System, Inc. Board of Directors effective on the date of the Board  Meeting July 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on its behalf by the undersigned hereunto duly authorized.

                              DEFAULT PROOF CREDIT CARD SYSTEM, Inc.

  (Registrant)

Date: July 19, 2006

               By:

/s/VINCENT CUERVO

                                                  Vincent Cuervo

                                                             Chief Executive Officer